CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$2,000,000	$142.60

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
July 23, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: July 28, 2010

•	Initial valuation date: July 23, 2010

•	Final valuation date: October 25, 2010

•	Maturity date: October 28, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.96%

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
Alpha Natural Resources, Inc.	$39.28	PS-8	ANR	$250,000	13.25%	70.0%	98.75%	$246,875	1.25%	$3,125	E-5724	06740PEG7/ US06740PEG72
Cliffs Natural Resources Inc.	$55.90	PS-10	CLF	$250,000	18.75%	70.0%	98.75%	$246,875	1.25%	$3,125	E-5725	06740PEH5/ US06740PEH55
Foster Wheeler AG	$23.44	PS-12	FWLT	$250,000	14.50%	75.0%	98.75%	$246,875	1.25%	$3,125	E-5726	06740PEJ1/ US06740PEJ12
InterOil Corporation	$56.25	PS-14	IOC	$250,000	19.00%	70.0%	98.75%	$246,875	1.25%	$3,125	E-5727	06740PEK8/ US06740PEK84
Joy Global Inc.	$60.50	PS-16	JOYG	$250,000	15.50%	75.0%	98.75%	$246,875	1.25%	$3,125	E-5728	06740PEL6/ US06740PEL67
National Oilwell Varco, Inc.	$38.04	PS-18	NOV	$250,000	13.25%	80.0%	98.75%	$246,875	1.25%	$3,125	E-5729	06740PEM4/ US06740PEM41
Patriot Coal Corporation	$13.64	PS-20	PCX	$250,000	19.00%	70.0%	98.75%	$246,875	1.25%	$3,125	E-5730	06740PEN2/ US06740PEN24
Stillwater Mining Company	$13.79	PS-22	SWC	$250,000	16.50%	70.0%	98.75%	$246,875	1.25%	$3,125	E-5731	06740PEP7/ US06740PEP71

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.25% of the principal amount of the notes, or $12.50 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of

1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alpha Natural Resources, Inc.

According to publicly available information, Alpha Natural Resources, Inc. (the “Company”) is an Appalachian coal supplier. The Company is a supplier and exporter of metallurgical coal for use in the steel-making process and a major supplier of thermal coal to electric utilities and manufacturing industries across the country. As of December 31, 2009, the Company operates 61 mines and 14 coal preparation plants in Northern and Central Appalachia and the Powder River Basin, with approximately 6,400 employees.

On July 31, 2009, the Company and Foundation Coal Holdings Inc (“Foundation”) merged with Foundation as the surviving legal corporation which was renamed Alpha Natural Resources, Inc.

The linked share’s SEC file number is 001-32331.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$30.50	$21.65	$28.67
June 30, 2005	$29.50	$22.00	$23.88
September 30, 2005	$32.73	$23.83	$30.04
December 30, 2005	$30.47	$18.70	$19.21
March 31, 2006	$23.60	$19.25	$23.14
June 30, 2006	$27.46	$17.88	$19.62
September 29, 2006	$20.18	$14.41	$15.76
December 29, 2006	$17.07	$14.09	$14.23
March 30, 2007	$15.85	$12.32	$15.63
June 29, 2007	$21.07	$15.43	$20.79
September 28, 2007	$23.47	$15.92	$23.23
December 31, 2007	$35.20	$22.98	$32.48
March 31, 2008	$44.56	$22.37	$43.44
June 30, 2008	$108.62	$40.06	$104.29
September 30, 2008	$116.25	$42.68	$51.43
December 31, 2008	$50.69	$13.93	$16.19
March 31, 2009	$23.74	$14.53	$17.75
June 30, 2009	$32.94	$15.96	$26.27
September 30, 2009	$39.97	$21.87	$35.10
December 31, 2009	$46.52	$32.63	$43.38
March 31, 2010	$53.92	$38.70	$49.89
June 30, 2010	$55.70	$32.01	$33.87
July 23, 2010*	$39.75	$32.48	$39.28

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANR

Initial price: $39.28

Protection level: 70.00%

Protection price: $27.50

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.458248

Coupon: 13.25% per annum

Maturity: October 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.313%		100.00%
+ 90%	3.313%		90.00%
+ 80%	3.313%		80.00%
+ 70%	3.313%		70.00%
+ 60%	3.313%		60.00%
+ 50%	3.313%		50.00%
+ 40%	3.313%		40.00%
+ 30%	3.313%		30.00%
+ 20%	3.313%		20.00%
+ 10%	3.313%		10.00%
+ 5%	3.313%		5.00%

0%	3.313%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.313%	-1.687%	-5.00%
- 10%	3.313%	-6.687%	-10.00%
- 20%	3.313%	-16.687%	-20.00%
- 30%	3.313%	-26.687%	-30.00%
- 40%	N/A	-36.687%	-40.00%
- 50%	N/A	-46.687%	-50.00%
- 60%	N/A	-56.687%	-60.00%
- 70%	N/A	-66.687%	-70.00%
- 80%	N/A	-76.687%	-80.00%
- 90%	N/A	-86.687%	-90.00%
- 100%	N/A	-96.687%	-100.00%

Cliffs Natural Resources Inc.

According to publicly available information, Cliffs Natural Resources Inc. (the “Company”) is an international mining and natural resources company. The Company is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia, and a significant producer of metallurgical coal. For the year ending December 31, 2009, the Company produced a total of 19.6 million tons of iron ore pellets, including 17.1 million tons for the Company’s account and 2.5 million tons on behalf of steel company owners of the mines.

The linked share’s SEC file number is: 001-08944.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$10.17	$6.22	$10.11
December 31, 2004	$13.51	$8.35	$12.98
March 31, 2005	$22.09	$11.70	$18.22
June 30, 2005	$18.88	$12.79	$14.44
September 30, 2005	$22.13	$14.21	$21.78
December 30, 2005	$24.81	$17.73	$22.14
March 31, 2006	$27.59	$20.12	$21.78
June 30, 2006	$25.21	$15.70	$19.82
September 29, 2006	$20.05	$16.58	$19.06
December 29, 2006	$24.73	$18.42	$24.22
March 30, 2007	$32.42	$23.00	$32.01
June 29, 2007	$46.03	$32.10	$38.84
September 28, 2007	$45.00	$28.21	$43.99
December 31, 2007	$53.09	$36.76	$50.40
March 31, 2008	$63.88	$38.63	$59.91
June 30, 2008	$121.88	$57.32	$119.19
September 30, 2008	$118.10	$42.16	$52.94
December 31, 2008	$53.30	$13.73	$25.61
March 31, 2009	$32.48	$11.81	$18.16
June 30, 2009	$32.11	$17.18	$24.47
September 30, 2009	$35.56	$19.45	$32.36
December 31, 2009	$48.08	$29.07	$46.09
March 31, 2010	$73.95	$39.14	$70.95
June 30, 2010	$76.14	$46.65	$47.16
July 23, 2010*	$56.37	$44.38	$55.90

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLF

Initial price: $55.90

Protection level: 70.00%

Protection price: $39.13

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.889088

Coupon: 18.75% per annum

Maturity: October 28, 2010

Dividend yield: 0.64% per annum

Coupon amount per monthly: $15.63

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.688%		100.16%
+ 90%	4.688%		90.16%
+ 80%	4.688%		80.16%
+ 70%	4.688%		70.16%
+ 60%	4.688%		60.16%
+ 50%	4.688%		50.16%
+ 40%	4.688%		40.16%
+ 30%	4.688%		30.16%
+ 20%	4.688%		20.16%
+ 10%	4.688%		10.16%
+ 5%	4.688%		5.16%

0%	4.688%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.688%	-0.312%	-4.84%
- 10%	4.688%	-5.312%	-9.84%
- 20%	4.688%	-15.312%	-19.84%
- 30%	4.688%	-25.312%	-29.84%
- 40%	N/A	-35.312%	-39.84%
- 50%	N/A	-45.312%	-49.84%
- 60%	N/A	-55.312%	-59.84%
- 70%	N/A	-65.312%	-69.84%
- 80%	N/A	-75.312%	-79.84%
- 90%	N/A	-85.312%	-89.84%
- 100%	N/A	-95.312%	-99.84%

Foster Wheeler AG

According to publicly available sources, Foster Wheeler AG (the “Company”) was incorporated under the laws of Switzerland on November 18, 2008 and registered in the commercial register of the Canton of Zug, Switzerland on November 25, 2008 as a wholly-owned subsidiary of Foster Wheeler Ltd. Pursuant to a scheme of arrangement under Bermuda law, on February 9, 2009 all previously outstanding whole common shares of Foster Wheeler Ltd. were cancelled and Foster Wheeler AG issued registered shares to the holders of whole Foster Wheeler Ltd. common shares that were cancelled. As a result of the scheme of arrangement, the common shareholders of Foster Wheeler Ltd. became common shareholders of Foster Wheeler AG, and Foster Wheeler Ltd. became a wholly-owned subsidiary of Foster Wheeler AG, a holding company that owns the stock of its various subsidiary companies.

As of December 31, 2009, the Company operated through two business groups, which also constitute separate reportable segments: the Global Engineering and Construction Group, which it refers to as the Global E&C Group, and the Global Power Group. The Global E&C Group, which operates worldwide, designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, chemical and petrochemical, pharmaceutical, biotechnology facilities and related infrastructure, including power generation and distribution facilities, and gasification facilities. The Global Power Group designs, manufactures, and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities worldwide.

The linked share’s SEC file number is 001-31305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	$9.85	$7.32	$9.83
September 30, 2005	$15.72	$9.67	$15.45
December 30, 2005	$18.95	$13.13	$18.39
March 31, 2006	$26.85	$17.99	$23.66
June 30, 2006	$26.44	$17.43	$21.60
September 29, 2006	$22.43	$16.01	$19.30
December 29, 2006	$28.47	$19.03	$27.57
March 30, 2007	$29.79	$23.25	$29.20
June 29, 2007	$55.19	$28.97	$53.50
September 28, 2007	$68.39	$42.18	$65.64
December 31, 2007	$84.20	$63.24	$77.51
March 31, 2008	$85.65	$46.08	$56.62
June 30, 2008	$79.97	$55.86	$73.15
September 30, 2008	$75.00	$30.51	$36.11
December 31, 2008	$35.29	$13.86	$23.38
March 31, 2009	$28.18	$12.73	$17.47
June 30, 2009	$28.73	$17.00	$23.75
September 30, 2009	$35.81	$18.33	$31.91
December 31, 2009	$33.95	$27.48	$29.44
March 31, 2010	$35.01	$23.98	$27.14
June 30, 2010	$32.37	$20.54	$21.06
July 23, 2010*	$23.57	$20.34	$23.44

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FWLT

Initial price: $23.44

Protection level: 75.00%

Protection price: $17.58

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.662116

Coupon: 14.50% per annum

Maturity: October 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.625%		100.00%
+ 90%	3.625%		90.00%
+ 80%	3.625%		80.00%
+ 70%	3.625%		70.00%
+ 60%	3.625%		60.00%
+ 50%	3.625%		50.00%
+ 40%	3.625%		40.00%
+ 30%	3.625%		30.00%
+ 20%	3.625%		20.00%
+ 10%	3.625%		10.00%
+ 5%	3.625%		5.00%

0%	3.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.625%	-1.375%	-5.00%
- 10%	3.625%	-6.375%	-10.00%
- 20%	3.625%	-16.375%	-20.00%
- 30%	N/A	-26.375%	-30.00%
- 40%	N/A	-36.375%	-40.00%
- 50%	N/A	-46.375%	-50.00%
- 60%	N/A	-56.375%	-60.00%
- 70%	N/A	-66.375%	-70.00%
- 80%	N/A	-76.375%	-80.00%
- 90%	N/A	-86.375%	-90.00%
- 100%	N/A	-96.375%	-100.00%

InterOil Corporation

According to publicly available information, InterOil Corporation (the “Company”) is a fully integrated energy company whose focus is on operations in Papua New Guinea and its surrounding region. The Company’s operations are organized into four major business segments – Upstream, Midstream, Downstream and Corporate. Upstream includes exploring and appraising potential oil and natural gas structures in Papua New Guinea with a view to commercializing significant discoveries. Current commercialisation of the Elk and Antelope fields includes the development of a condensate stripping and recycling facility and development of gas production facilities for liquefied natural gas. Midstream includes producing refined petroleum products at Napa Napa in Port Moresby, Papua New Guinea for the domestic market and for spot export and developing an onshore and/or offshore LNG processing facility in Papua New Guinea. Downsteam including marketing and distributing refined products domestically in Papua New Guinea on a wholesale and retail basis. The Corporate segment provides support to the other business segments by engaging in business development and improvement activities and providing general and administrative services and management, undertakes financing and treasury activities, and is responsible for government and investor relations. General and administrative and integrated costs are recovered from business segments on an equitable basis.

The Company is a Yukon Territory corporation and its registered office is located at 204 Black Street, Suite 300, Whitehouse, Yukon YIA 2M9. As of December 31, 2009, the Company had 680 full-time employees.

The linked share’s SEC file number is 001-32179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	$29.00	$28.00	$28.00
June 30, 2009	$38.10	$24.37	$29.51
September 30, 2009	$41.90	$25.00	$39.28
December 31, 2009	$78.43	$37.09	$76.81
March 31, 2010	$84.05	$57.18	$64.80
June 30, 2010	$81.00	$41.67	$44.41
July 23, 2010*	$57.28	$44.50	$56.25

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IOC

Initial price: $56.25

Protection level: 70.00%

Protection price: $39.38

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.777778

Coupon: 19.00% per annum

Maturity: October 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.83

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	4.75%	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Sales of original equipment for the mining industry, as a class of products, accounted for 45%, 42%, and 37% of our consolidated sales for fiscal 2009, 2008, and 2007, respectively. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-09299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 28, 2007	$65.50	$42.10	$50.86
December 31, 2007	$67.57	$48.76	$65.82
March 31, 2008	$72.00	$47.97	$65.16
June 30, 2008	$89.98	$62.76	$75.83
September 30, 2008	$78.55	$35.82	$45.14
December 31, 2008	$44.70	$14.30	$22.89
March 31, 2009	$28.06	$15.38	$21.30
June 30, 2009	$42.25	$20.29	$35.72
September 30, 2009	$50.56	$30.21	$48.94
December 31, 2009	$59.27	$43.81	$51.59
March 31, 2010	$61.28	$42.47	$56.60
June 30, 2010	$65.93	$44.25	$50.09
July 23, 2010*	$60.61	$48.05	$60.50

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $60.50

Protection level: 75.00%

Protection price: $45.38

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.528926

Coupon: 15.50% per annum

Maturity: October 28, 2010

Dividend yield: 1.16% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.875%		100.29%
+ 90%	3.875%		90.29%
+ 80%	3.875%		80.29%
+ 70%	3.875%		70.29%
+ 60%	3.875%		60.29%
+ 50%	3.875%		50.29%
+ 40%	3.875%		40.29%
+ 30%	3.875%		30.29%
+ 20%	3.875%		20.29%
+ 10%	3.875%		10.29%
+ 5%	3.875%		5.29%

0%	3.875%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.875%	-1.125%	-4.71%
- 10%	3.875%	-6.125%	-9.71%
- 20%	3.875%	-16.125%	-19.71%
- 30%	N/A	-26.125%	-29.71%
- 40%	N/A	-36.125%	-39.71%
- 50%	N/A	-46.125%	-49.71%
- 60%	N/A	-56.125%	-59.71%
- 70%	N/A	-66.125%	-69.71%
- 80%	N/A	-76.125%	-79.71%
- 90%	N/A	-86.125%	-89.71%
- 100%	N/A	-96.125%	-99.71%

National Oilwell Varco, Inc.

According to publicly available information, National Oilwell Varco, Inc. (the “Company”), a Delaware corporation incorporated in 1995, is a worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company conducts operations in over 800 locations across six continents. The Company operates through three business segments: Rig Technology, Petroleum Services & Supplies, and Distribution Services.

The Company’s principal executive offices are located at 7909 Parkwood Circle Drive, Houston, Texas 77036, and its Internet web site address is http://www.nov.com.

The linked share’s SEC file number is: 01-12317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$17.24	$13.97	$16.43
December 31, 2004	$18.69	$15.78	$17.65
March 31, 2005	$25.25	$16.54	$23.35
June 30, 2005	$24.60	$19.64	$23.77
September 30, 2005	$34.01	$23.12	$32.90
December 30, 2005	$33.70	$26.71	$31.35
March 31, 2006	$38.80	$27.89	$32.06
June 30, 2006	$36.50	$28.17	$31.66
September 29, 2006	$34.32	$27.44	$29.28
December 29, 2006	$34.30	$25.81	$30.59
March 30, 2007	$39.64	$26.88	$38.90
June 29, 2007	$54.79	$38.28	$52.12
September 28, 2007	$74.94	$48.91	$72.25
December 31, 2007	$82.00	$61.06	$73.46
March 31, 2008	$77.83	$49.46	$58.38
June 30, 2008	$92.37	$56.80	$88.72
September 30, 2008	$92.70	$42.78	$50.23
December 31, 2008	$49.27	$17.60	$24.44
March 31, 2009	$34.47	$22.19	$28.71
June 30, 2009	$40.69	$27.52	$32.66
September 30, 2009	$44.57	$28.77	$43.13
December 31, 2009	$50.16	$40.12	$44.09
March 31, 2010	$47.87	$39.40	$40.58
June 30, 2010	$46.87	$32.75	$33.07
July 23, 2010*	$38.14	$32.18	$38.04

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOV

Initial price: $38.04

Protection level: 80.00%

Protection price: $30.43

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.288118

Coupon: 13.25% per annum

Maturity: October 28, 2010

Dividend yield: 3.42% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.313%		100.86%
+ 90%	3.313%		90.86%
+ 80%	3.313%		80.86%
+ 70%	3.313%		70.86%
+ 60%	3.313%		60.86%
+ 50%	3.313%		50.86%
+ 40%	3.313%		40.86%
+ 30%	3.313%		30.86%
+ 20%	3.313%		20.86%
+ 10%	3.313%		10.86%
+ 5%	3.313%		5.86%

0%	3.313%		0.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.313%	-1.687%	-4.14%
- 10%	3.313%	-6.687%	-9.14%
- 20%	3.313%	-16.687%	-19.14%
- 30%	N/A	-26.687%	-29.14%
- 40%	N/A	-36.687%	-39.14%
- 50%	N/A	-46.687%	-49.14%
- 60%	N/A	-56.687%	-59.14%
- 70%	N/A	-66.687%	-69.14%
- 80%	N/A	-76.687%	-79.14%
- 90%	N/A	-86.687%	-89.14%
- 100%	N/A	-96.687%	-99.14%

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the Illinois Basin. The Company is a U.S. producer of metallurgical quality coal. In 2009, the Company sold 32.8 million tons of coal, of which 83% was sold to domestic electric utilities and 17% was sold to domestic and global steel producers. The Company controls approximately 1.8 billion tons of proven and probable coal reserves, which include metallurgical coal and medium and high-Btu thermal coal, with low, medium and high sulphur content.

The linked share’s SEC file number is 001-33466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
December 31, 2009	$17.24	$10.21	$15.46
March 31, 2010	$22.25	$13.88	$20.46
June 30, 2010	$24.25	$11.68	$11.75
July 23, 2010*	$13.66	$10.90	$13.64

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $13.64

Protection level: 70.00%

Protection price: $9.55

Physical delivery amount: 73 ($1,000/Initial price)

Fractional shares: 0.313783

Coupon: 19.00% per annum

Maturity: October 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.83

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	4.75%	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

Stillwater Mining Company

According to publicly available information, Stillwater Mining Company (the “Company”) is engaged in the development, extraction, processing, refining and marketing of palladium, platinum and associated metals (platinum group metals or PGMs) from a geological formation in south central Montana and from the recycling of spent catalytic converters. The Company conducts mining operations at the Stillwater Mine near Nye, Montana and at the East Boulder Mine near Big Timber, Montana.

At December 31, 2009, the Company had proven and probable ore reserves of approximately 41.0 million tons with an average grade of 0.50 ounce of PGMs per ton containing approximately 20.6 million ounces of palladium and platinum at an in-situ ratio of about 3.57 parts palladium to one part platinum. During the fourth quarter of 2008 the Company underwent a major restructuring of its operations in an effort to conserve cash and reduce anticipated losses.

The linked share’s SEC file number is 001-13053.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$16.59	$12.60	$15.50
December 31, 2004	$16.30	$9.53	$11.26
March 31, 2005	$12.50	$9.38	$9.85
June 30, 2005	$9.93	$6.05	$7.42
September 30, 2005	$10.32	$7.13	$9.15
December 30, 2005	$12.45	$8.11	$11.57
March 31, 2006	$17.30	$11.66	$16.46
June 30, 2006	$18.86	$10.23	$12.68
September 29, 2006	$13.10	$7.89	$8.40
December 29, 2006	$14.08	$7.95	$12.49
March 30, 2007	$14.98	$10.89	$12.69
June 29, 2007	$16.47	$10.62	$11.01
September 28, 2007	$12.43	$7.93	$10.29
December 31, 2007	$11.86	$8.42	$9.66
March 31, 2008	$22.72	$7.55	$15.47
June 30, 2008	$18.89	$10.10	$11.83
September 30, 2008	$12.02	$5.60	$5.81
December 31, 2008	$5.93	$1.76	$4.94
March 31, 2009	$5.60	$2.66	$3.70
June 30, 2009	$8.32	$3.62	$5.71
September 30, 2009	$8.33	$4.45	$6.72
December 31, 2009	$10.37	$6.02	$9.48
March 31, 2010	$14.51	$9.40	$12.98
June 30, 2010	$18.47	$10.71	$11.62
July 23, 2010*	$13.89	$10.53	$13.79

*	High, low and closing prices are for the period starting July 1, 2010 and ending July 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWC

Initial price: $13.79

Protection level: 70.00%

Protection price: $9.65

Physical delivery amount: 72 ($1,000/Initial price)

Fractional shares: 0.516316

Coupon: 16.50% per annum

Maturity: October 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.75

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.125%		100.00%
+ 90%	4.125%		90.00%
+ 80%	4.125%		80.00%
+ 70%	4.125%		70.00%
+ 60%	4.125%		60.00%
+ 50%	4.125%		50.00%
+ 40%	4.125%		40.00%
+ 30%	4.125%		30.00%
+ 20%	4.125%		20.00%
+ 10%	4.125%		10.00%
+ 5%	4.125%		5.00%

0%	4.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.125%	-0.875%	-5.00%
- 10%	4.125%	-5.875%	-10.00%
- 20%	4.125%	-15.875%	-20.00%
- 30%	4.125%	-25.875%	-30.00%
- 40%	N/A	-35.875%	-40.00%
- 50%	N/A	-45.875%	-50.00%
- 60%	N/A	-55.875%	-60.00%
- 70%	N/A	-65.875%	-70.00%
- 80%	N/A	-75.875%	-80.00%
- 90%	N/A	-85.875%	-90.00%
- 100%	N/A	-95.875%	-100.00%